Exhibit 10.20

INTELLECTUAL PROPERTY TRANSFER AGREEMENT

Parties:

SYMBID B.V. and

STICHTING SYMBID IP FOUNDATION

16 October 2013

CONTENTS

1.	Definitions and interpretation	2
2.	Sale And Transfer Of Symbid IP	2
3.	Transfer Of Future Symbid IP	3
4.	No rescission or termination	3
5.	No warranties	4
6.	Miscellaneous	4
7.	Governing law and jurisdiction	5

ANNEXES

THE UNDERSIGNED:

I.

SYMBID B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of the Netherlands with its registered seat in Rotterdam, the Netherlands, having its business address at Van Vollenhovenstraat 56 A 03, 3016BK Rotterdam, the Netherlands, registered in the Trade Register of the Chamber of Commerce under number 52212343 ("Symbid");

and

II.

STICHTING SYMBID IP FOUNDATION, a foundation (stichting), incorporated under the laws of the Netherlands with its registered seat in Rotterdam, the Netherlands, having its business address at Van Vollenhovenstraat 56 A 03, 3016BK Rotterdam, the Netherlands, registered in the Trade Register of the Chamber of Commerce under number 58919902 ("Symbid Foundation"); [Note: Symbid Foundation has not yet been incorporated]

RECITALS:

A.

Symbid operates the Symbid platform, which is used to conduct a business relating to the supply of services consisting of bringing together investors and entrepreneurs and the provision of information related to such services, investors and entrepeneurs.

B.

Symbid has developed and is the owner of the intellectual property rights to the Symbid platform, any various related intellectual property rights.

C.

For purposes of continuity Symbid has decided to transfer the intellectual rights referred to in paragraph B. above to Symbid Foundation.

D.

The Dutch tax authorities have provided approval for the transfer of intellectual property rights referred to in paragraph C. above for a nominal value of EUR 1 through a settlement agreement dated 16 October 2013 ("Settlement Agreement").

E.

Symbid wishes to sell and transfer the intellectual property rights referred to in paragraph B. above to Symbid Foundation and Symbid Foundation wishes to purchase such intellectual property rights, subject to the terms of this intellectual property transfer agreement ("Agreement").

IT IS HEREBY AGREED AS FOLLOWS:

1.

DEFINITIONS AND INTERPRETATION

1.1.

In this Agreement the following words shall, unless the context requires otherwise or unless specified otherwise in this Agreement, have the following meanings:

Agreement	This intellectual property transfer agreement;
Effective Date	16 October 2013
Future Symbid IP	Any Intellectual Property Rights, including any Improvements, created, acquired or otherwise owned by Symbid after the Effective Date;
Future Symbid Know-How	Any Symbid Know-How, including any Improvements, created, acquired or otherwise owned by Symbid after the Effective Date;
Improvements	any improvements, modifications, adaptations to or new uses or applications of the Symbid IP and/or the Symbid Know-How;
Intellectual Property Rights

all intellectual property rights, including copyrights, database rights, patents, designs, semiconductor rights, trademarks, trade names, and all other similar proprietary rights which exist in any part of the world together with (a) all applications and rights to apply therefore and (b) all renewals, extensions and revivals thereof;

Parties	Symbid and Symbid Foundation, and Party means any one of them;
Symbid IP	any Intellectual Property Rights owned by Symbid at the Effective Date, including but not limited to the Intellectual Property Rights listed in Annex A;
Symbid Know-How

all information and techniques of any kind whatsoever that are associated with the Symbid IP in any way whatsoever, including any such information and techniques already in the public domain and including (i) the operation of any process, (ii) the manufacture, design or development of any product, (iii) any production technique or the provision of any service (iv) quality control, testing and certification and (v) research and development, owned by Symbid at the Effective Date, including but not limited to any information and techniques listed in Annex A;

In this Agreement, unless specified otherwise:

a.

the singular includes the plural and vice versa, and each gender includes the other gender;

b.

a heading to an article or annex is for convenience only and does not affect in any way the interpretation thereof;

c.

the annexes and any other attachments to this Agreement form an integral part of this Agreement and have the same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement includes the annexes and any other attachments to this Agreement; and

d.

the word “including” means “including, without limitation”.

2.

SALE AND TRANSFER OF SYMBID IP

2.1.

Symbid hereby sells, transfers, assigns and delivers to Symbid Foundation, and Symbid Foundation hereby purchases, accepts transfer, assignment and delivery of, all rights, title and interest in the Symbid IP and the Symbid Know-How.

2.2.

Symbid Foundation shall pay Symbid a purchase price of EUR 1 (one Euro) for the sale and purchase of the Symbid IP and the Symbid Know-How as specified in article 2.1. By executing this Agreement Symbid confirms receipt of the aforementioned purchase price from Symbid Foundation.

2.3.

Insofar as necessary, Symbid and Symbid Foundation shall provide all assistance necessary and shall commit all acts and sign and execute all documents necessary to complete or perfect the sale, transfer, assignment and delivery of the Symbid IP and the Symbid Know-How, upon first written request of the other Party. Each Party hereby grants a power-of-attorney to the other Party to commit such acts and sign and execute such documents on its behalf in the event a Party refuses or is unable to do so.

2.4.

Symbid hereby grants Symbid Foundation a power-of-attorney to have the sale, transfer, assignment and delivery of the Symbid IP recorded in the appropriate intellectual property registers.

2.5.

Symbid shall pay any costs relating to the assignment and transfer of the Symbid IP to Symbid Foundation, and shall at the request of Symbid Foundation reimburse Symbid Foundation for any such costs paid by Symbid Foundation.

2.6.

In addition to the transfer, assignment and delivery or all rights, title and interest in the Symbid Know-How by Symbid to Symbid Foundation pursuant to article 2.1, Symbid shall within two (2) weeks after the Effective Date provide to Symbid Foundation one or more appropriate physical or digital carriers containing the Symbid Know-How, the ownership rights to which carriers shall transfer to Symbid Foundation in accordance with article 2.1.

3.

TRANSFER OF FUTURE SYMBID IP

3.1.

Symbid hereby sells, transfers, assigns and delivers in advance (bij voorbaat) to Symbid Foundation, and Symbid Foundation hereby purchases, accepts transfer, assignment and delivery in advance (bij voorbaat) of, all rights, title and interest in the Future Symbid IP and the Future Symbid Know-How.

3.2.

Symbid shall within one (1) month after the end of each calendar year provide a detailed written overview of all Future Symbid IP and the Future Symbid Know-How transferred to Symbid Foundation in such calendar year. The absence of such overview shall not affect any transfer of Future Symbid IP and the Future Symbid Know-How pursuant to article 3.1.

3.3.

Insofar as necessary, Symbid and Symbid Foundation shall provide all assistance necessary and shall commit all acts and sign and execute all documents necessary to complete or perfect the sale, transfer, assignment and delivery of the Future Symbid IP and the Future Symbid Know-How, upon first written request of the other Party. Each Party hereby grants a power-of-attorney to the other Party to commit such acts and sign and execute such documents on its behalf in the event a Party refuses or is unable to do so.

3.4.

Symbid hereby grants Symbid Foundation a power-of-attorney to have the sale, transfer, assignment and delivery of the Future Symbid IP recorded in the appropriate intellectual property registers.

3.5.

Symbid shall pay any costs relating to the recordal of the assignment and transfer of the Future Symbid IP in the appropriate intellectual property registers, and shall at the request of Symbid Foundation reimburse Symbid Foundation for any such costs paid by Symbid Foundation.

3.6.

In addition to the transfer, assignment and delivery or all rights, title and interest in the Future Symbid Know-How by Symbid to Symbid Foundation pursuant to article 3.1, Symbid shall within two (2) weeks after providing the overview specified in article 3.2 provide to Symbid Foundation one or more appropriate physical or digital carriers containing the Future Symbid Know-How, the ownership rights to which carriers shall transfer to Symbid Foundation in accordance with article 3.1.

4.

NO RESCISSION OR TERMINATION

4.1.

The Parties hereby explicitly agree that this Agreement will not be subject to judicial or extrajudicial rescission (ontbinding) pursuant to article 6:265 Dutch Civil Code or otherwise.

4.2.

This Agreement is entered into for an indefinite term as of the Effective Date.

4.3.

This Agreement can only be terminated:

a.

by written agreement between the Parties; or

b.

by Symbid Foundation by written notice to Symbid in the event:

(i)

a request is made or a petition is filed for the Symbids’s bankruptcy, Symbid is declared bankrupt, the Symbid is granted a suspension of payments or becomes subject or other insolvency proceedings;

(ii)

Symbid is dissolved, liquidates its business or otherwise terminate or suspend its business activities;

(iii)

Symbid acts in breach of this Agreement and such breach has not been cured within sixty (60) days after a written notice of default.

4.4.

The termination of this Agreement for any reason shall not in any way affect the validity of the transfers of any Symbid IP, the Future Symbid IP, the Symbid Know-How and/or the Future Symbid Know-How by Symbid to Symbid Foundation pursuant to this Agreement.

5.

NO WARRANTIES

5.1.

Any Symbid IP, Future Symbid IP, Symbid Know-How and/or Future Symbid Know-How transferred pursuant to this Agreement shall be transferred on an "as is" basis, without any warranties being granted by the transferring Party.

6.

MISCELLANEOUS

6.1.

All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be sent by registered mail, by courier, by facsimile transmission or by e-mail to the following addresses unless and until a Party notifies the other Party in accordance with this Clause 6.1 of another address in the Netherlands.

If to Symbid:	If to Symbid Foundation:
Symbid B.V.	Stichting Symbid IP Foundation
Van Vollenhovenstraat 56 A 03	Van Vollenhovenstraat 56 A 03
3016BK Rotterdam	3016BK Rotterdam
The Netherlands	The Netherlands
Attn: Board of Directors	Attn: Board

6.2.

The rights and obligations of a Party under this Agreement cannot be assigned or transferred except with the prior written approval of the other Party.

6.3.

Unless provided otherwise in this Agreement, the Parties shall each pay their own costs, charges and expenses in relation to this Agreement.

6.4.

This Agreement constitutes the entire agreement and understanding of the Parties with respect to its subject matter and replaces and supersedes all prior agreements, arrangements, undertakings or statements regarding such subject matter.

6.5.

Any variation of this Agreement is not valid unless and until it is in writing and has been signed by or on behalf of the Parties.

6.6.

If a provision of this Agreement is or becomes invalid or non-binding, the Parties shall remain bound to the remaining provisions. In that event, the Parties shall replace the invalid or non-binding provision by provisions that are valid and binding and that have, to the greatest extent possible, a similar effect as the invalid or non-binding provision, given the contents and purpose of this Agreement.

6.7.

A single or partial exercise of any right or remedy under this Agreement by Symbid shall not preclude any other or further exercise of that right or remedy or the exercise of any other right or remedy. A waiver of any breach of this Agreement by Symbid shall not be deemed to be a waiver of any subsequent breach.

7.

GOVERNING LAW AND JURISDICTION

7.1.

This Agreement is governed by and shall be construed in accordance with the laws of the Netherlands.

7.2.

Any dispute arising out of or in connection with this Agreement shall be submitted exclusively to the competent courts in Rotterdam, the Netherlands, notwithstanding the right of appeal.

- signature page to follow -

In witness whereof, agreed upon and signed in two (2) counterparts by:

Symbid B.V. /s/ Korstiaan Zandvliet	Symbid B.V. /s/ Robin Slakhorst
By: Arena Amnis B.V. By: Korstiaan Zandvliet	By: Gastropoda Equus B.V. By: Robin Slakhorst
Position: Managing Director	Position: Managing Director

Stichting Symbid IP Foundation /s/ Korstiaan Zandvliet
By: Arena Amnis B.V. By: Korstiaan Zandvliet
Position: Board member
Stichting Symbid IP Foundation /s/ Robin Slakhorst
By: Gastropoda Equus B.V. By: Robin Slakhorst
Position: Board member